Exhibit 99.1

Deluxe Corporation P.O. Box 64235 St. Paul, MN 55164-0235 (651) 483-7111
N E W S R E L E A S E	For additional information: Edward A. Merritt Treasurer and Vice President of Investor Relations Ph: (651) 787-1068 Ed.Merritt@deluxe.com

FOR IMMEDIATE RELEASE

Deluxe Corporation Provides Update on Acquisitions and Revenue and EPS Outlook for the
Second Quarter and Full Year

St. Paul, Minn. – June 18, 2018 – Deluxe Corporation (DLX, NYSE) announced today that it has entered into a definitive agreement to acquire the treasury management business which was initially referenced by management during the first quarter earnings call on April 26, 2018. Original expectations were that this transaction would close in the second quarter and would deliver approximately $46 million of revenue for the full year. The Company does not expect there to be any regulatory issues. The Company expects to receive regulatory approval to complete the acquisition in the third quarter. With the delayed completion date, management has revised revenue expectations for this acquisition to provide full year revenue of approximately $36 million. The transaction is subject to customary closing conditions, including applicable regulatory approval. Additional information on this acquisition will be provided after closing.

Separately, Deluxe recently completed an acquisition in the web hosting services space which is expected to deliver approximately $7 million of revenue for the full year 2018 and was included in the previous revenue outlook. Additional information on this acquisition will be provided on the second quarter earnings call.

“We are excited with our progress on these acquisitions as they add capabilities in both the treasury management and web services spaces and they are completely aligned with our pivot for faster growth strategy,” said Lee Schram, CEO of Deluxe Corporation. “We have adjusted our revenue outlook in light of the delayed completion date, but remain confident that we will complete the treasury management transaction. Given these acquisitions, we continue to make tremendous progress transforming Deluxe into a financial services and small business services provider.”

As a result of the timing of the treasury management acquisition, management is revising the revenue outlook downward for the second quarter by $7 million and the full year by $10 million. Management now expects total second quarter revenue to be in the range of $485 to $492 million from $492 to $499 million and full year revenue to be in the range of $2.055 to $2.075 billion from $2.065 to $2.085 billion. Management anticipates that the delay in closing the acquisition will have no impact on full year earnings, but will affect the timing of acquisition costs, moving approximately $0.03 per share out of the second quarter and into the third quarter.

Second Quarter 2018:	Current Outlook (6/18/2018)	Prior Outlook (4/26/2018)
Revenue	$485 to $492 million	$492 to $499 million
Diluted EPS – GAAP(1)	$1.25 to $1.31	$1.22 to $1.28
Adjusted Diluted EPS – Non-GAAP	$1.29 to $1.35	$1.29 to $1.35

Full Year 2018:	Current Outlook (6/18/2018)	Prior Outlook (4/26/2018)
Revenue	$2.055 to $2.075 billion	$2.065 to $2.085 billion
Diluted EPS – GAAP(1)	$5.34 to $5.54	$5.34 to $5.54
Adjusted Diluted EPS – Non-GAAP	$5.60 to $5.80	$5.60 to $5.80

(1) Does not include costs related to CEO succession process and related obligations
Acquisition Revenue
Management originally provided a new acquisition revenue target of approximately $90 million for the full year 2018. Taking into consideration the delay in the treasury management acquisition, management has lowered the full year new acquisition revenue target to approximately $80 million. This $80 million is comprised of $16 million from the previously announced LogoMix acquisition, $36 million from the pending treasury management acquisition and $7 million from the recently completed web hosting acquisition. The remaining $21 million of targeted new acquisition revenue will be discussed on the second quarter earnings call in late July.

Diluted EPS Reconciliation
Management believes that adjusted diluted EPS provides useful additional information for investors because it provides better comparability of ongoing performance to prior periods given that it excludes the impact of certain items (restructuring and integration, transaction costs, asset impairment charges, losses on debt retirement and tax reform) that impact the comparability of reported net income and which management believes to be non-indicative of ongoing operations. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operations. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Reported EPS reconciles to adjusted EPS as follows:

Second Quarter 2018 Outlook
	Current Outlook (6/18/2018)	Previous Outlook (4/26/2018)
Reported Diluted EPS	$1.25 - $1.31	$1.22 - $1.28
Restructuring and integration costs	0.04	0.04
Asset impairment charges	—	—
Transaction costs	—	0.03
Loss on debt retirement	—	—
Impact of federal tax reform	—	—
Adjusted Diluted EPS	$1.29 - $1.35	$1.29 - $1.35

	Full Year 2018 Outlook
	Current Outlook (6/18/2018)	Previous Outlook (4/26/2018)
Reported Diluted EPS	$5.34 - $5.54	$5.34 - $5.54
Restructuring and integration costs	0.19	0.19
Asset impairment charges	0.03	0.03
Transaction costs	0.04	0.04
Loss on debt retirement	0.01	0.01
Impact of federal tax reform	(0.01)	(0.01)
Adjusted Diluted EPS	$5.60 - $5.80	$5.60 - $5.80

About Deluxe
Deluxe Corp. is a growth engine for small businesses and financial institutions. Nearly 4.4 million small business customers access Deluxe’s wide range of products and services, including customized checks and forms, as well as website development and hosting, email marketing, social media, search engine optimization and logo design. For our approximately 4,900 financial institution customers, Deluxe offers industry-leading programs in checks, data driven marketing, treasury management and digital engagement solutions. Deluxe is also a leading provider of checks and accessories sold directly to consumers. For more information, visit us at www.deluxe.com, www.facebook.com/deluxecorp or www.twitter.com/deluxecorp.

Forward-Looking Statements
Certain statements contained in this communication, including statements about the pending definitive agreement in the treasury management space, the completed acquisition in the web hosting space and the Company’s outlook, constitute “forward-looking statements.”

Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,”
“believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,”
“may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future results, events or trends. Such statements reflect management’s current expectations or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the risk that acquisitions will not be consummated within the expected time period or at all; acquisitions may involve unexpected costs, liabilities or delays; Deluxe may be unable to achieve expected synergies and operating efficiencies from acquisitions within the expected time frames or at all; the integration of the treasury management business into Deluxe’s business may be unsuccessful, or more difficult, time consuming or costly than expected; revenues following the acquisitions may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following acquisitions; uncertainties surrounding acquisitions; the impact that a deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of other payment methods; intense competition in the check printing business; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross profit; risks that the Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time maintaining its operating margins, are delayed or unsuccessful; risks that the Company’s recent acquisitions do not produce the anticipated results or revenue synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by one or more of the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to our website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws and regulations.

Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2017.